CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 15, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Reports to Shareholders of T. Rowe Price Africa & Middle East Fund, T. Rowe Price Asia Opportunities Fund, T. Rowe Price Emerging Europe Fund, T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price Emerging Markets Value Stock Fund, T. Rowe Price European Stock Fund, T. Rowe Price Global Growth Stock Fund, T. Rowe Price Global Stock Fund, T. Rowe Price International Concentrated Equity Fund, T. Rowe Price International Discovery Fund, T. Rowe Price International Stock Fund, T. Rowe Price International Value Equity Fund (formerly known as T. Rowe Price International Growth & Income Fund), T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund, T. Rowe Price New Asia Fund, and T. Rowe Price Overseas Stock Fund (sixteen of the portfolios comprising T. Rowe Price International Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement. We also consent to the use in this Registration Statement of our report dated November 1, 2016, relating to the financial statements of T. Rowe Price Total Return Fund, Inc., which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 24, 2017